SHUTTERSTOCK, INC.
Empire State Building
350 Fifth Avenue, 21st Floor
New York, NY 10118

Jon Oringer
XXXXXXX
XXXXXXX

Re:     AMENDMENT TO EMPLOYMENT AGREEMENT

Dear Jon:

This Amendment (the “Amendment”) to the Employment Agreement dated September 24, 2012 between you and Shutterstock, Inc., as successor to Shutterstock Images LLC, (the “Employment Agreement”) is entered into on February 11, 2020, by and between you (referred to hereinafter as the “Executive” or “you”) and Shutterstock, Inc., a Delaware corporation (the “Company”), and effective as of April 1, 2020.

Capitalized terms utilized but not otherwise defined herein shall have the meanings set forth in the Employment Agreement.

In consideration of the mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, you and the Company hereby agree that the Employment Agreement shall be amended as hereafter provided:

1.	Section 1(b) is amended and restated to read as follows:

Position and Responsibilities. During the Employment Period, the Company agrees to employ Executive in the position of Executive Chairman. Executive will report to the Company’s Board of Directors (the “Board”), or to such other person as the Company subsequently may determine. Executive will perform the duties and responsibilities and authority customarily performed and held by an employee in Executive’s position or as otherwise may be assigned or delegated to Executive by the Board; provided that, in accordance with the Bylaws of the Company, the Executive Chairman will not be considered to be an officer of the Company.

2.	Section 1(c) is amended and restated to read as follows:

Obligations to the Company. During the Employment Period, Executive shall perform Executive’s duties faithfully and to the best of Executive’s ability. Executive may engage in other business activities unrelated to the Company during the Employment Period, so long as such other business activities do not interfere with the terms and conditions of this Employment Agreement or any policies established from time to time by the Board or the Company.

Except as amended hereby, the Employment Agreement shall remain in full force and effect, and the valid and binding obligation of the parties thereto.

IN WITNESS WHEREOF, the parties hereto, have caused this Amendment to Executive Employment Agreement to be duly executed and delivered as of the date written above.

SHUTTERSTOCK, INC.

By: /s/ Heidi Garfield

Name:    Heidi Garfield

Title: General Counsel

EXECUTIVE

/s/ Jon Oringer
Jon Oringer